UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 29, 2007

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 29, 2007, Hercules Offshore, Inc., a Delaware corporation (the “Company”) issued a press release announcing that its 2007 annual meeting of stockholders will be delayed beyond its usual late-April date as a result of the recently announced proposed acquisition of TODCO by the Company. Obtaining the approval of the Company’s stockholders for the issuance of Hercules common stock to TODCO stockholders is a condition to the closing of the acquisition. The delay in holding the annual meeting will allow matters requiring the approval of the Company’s stockholders that are related to the acquisition of TODCO to be considered at the annual meeting, and thereby avoid the need to have two separate meetings. Though the Company expects that the stockholder meeting will be held in the summer of 2007, the new date of the meeting has not yet been determined and will depend on the timing of regulatory review of filings related to the acquisition, bylaw notice requirements and other factors. The Company will notify stockholders of the new date of the 2007 annual meeting, and the record date for such meeting, as soon as practicable.

The press release announcing the delay of the annual meeting is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in the Company’ most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or our website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Risks with respect to the combination of the Company and TODCO, as well as other recent and future acquisitions, include the risk that the Company will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of the acquired company, diversion of management’s attention away from other business concerns, and the assumption of any undisclosed or other liabilities of the acquired company. The Company expects to incur substantial transaction and merger related costs associated with completing the merger with TODCO, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of the Company and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. The Company will have a significant amount of additional debt as a result of the merger. This debt will require the Company to use cash flow to repay indebtedness, may have a material adverse effect on the Company’s financial health, and may limit the Company’s future operations and ability to borrow additional funds.

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Important Information and Where to Find It

The Company and TODCO will file a joint proxy statement/prospectus and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, TODCO AND THE MERGER. A definitive joint proxy statement/prospectus will be sent to the stockholders of the Company and TODCO seeking their vote as required by the merger agreement.

Investors may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents containing information about the Company and TODCO, free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective companies as follows: Information regarding the Company can be obtained by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com; and the information regarding TODCO can be obtained by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

The Company and TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and TODCO in connection with the merger. Information about the directors and executive officers of the Company and TODCO will be set forth in the joint proxy statement/prospectus when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on March 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 29, 2007	By:	/s/ JAMES W. NOE
James W. Noe
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on March 29, 2007.

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